EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees to the joint filing on behalf of each of them pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, of this Amendment No. 2 to the statement on Schedule 13D with respect to the common stock, par value $0.01 per share, of Century Aluminum Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement, this 15th day of November, 2007.

Glencore AG

By:    /s/     Ivan Glasenberg
Name: Ivan Glasenberg
Title: Director

By:    /s/     Steven Kalmin
Name: Steven Kalmin
Title: Director

Glencore International AG

By:    /s/     Lotti Grenacher Hagmann
Name: Lotti Grenacher Hagmann
Title: Officer

By:    /s/     Andreas Hubmann
Name: Andreas Hubmann
Title: Officer

Glencore Holding AG

By:    /s/     Willy R. Strothotte
Name: Willy R. Strothotte
Title: Chairman

By:    /s/     Andreas Hubmann
Name: Andreas Hubmann
Title: Director